UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement

On January 25, 2013, PharMerica Corporation (the “Corporation”) entered into the First Amendment to the Amended and Restated Prime Vendor Agreement for Long-Term Care Pharmacies by and between AmerisourceBergen Drug Corporation (“ABDC”), the Corporation, Pharmacy Corporation of America and Chem Rx Pharmacy Services, LLC (the “Amended Agreement”). The Amended Agreement is effective on January 1, 2013 and, upon its effectiveness, amends certain provisions of the Amended and Restated Prime Vendor Agreement for Long-Term Care Pharmacies entered into as of January 1, 2011.

The Amended Agreement also incorporates Amerita, Inc., the Corporation’s newly acquired specialty home infusion services business. The term of the Amended Agreement was extended until September 30, 2016, with one-year automatic renewal periods unless either party provides prior notice of its intent not to renew.

The foregoing summary of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, which will be filed as an exhibit to the Corporation’s Form 10-Q for the quarter ending on March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: January 29, 2013	By:	/s/ Thomas A. Caneris
Thomas A. Caneris
Senior Vice President and General Counsel